Exhibit 10.14

AMENDMENT TO GROUND LEASE AGREEMENT

THIS AMENDMENT TO GROUND LEASE AGREEMENT is made this 26th day of January, 2007, by and between HOPKINS STATION GENERAL PARTNERSHIP, a Maryland general partnership (the “Landlord”), and HOWARD BANK (the “Tenant”).

RECITALS

A.           Landlord and Tenant entered into a Ground Lease Agreement with an effective date of November 9, 2004 (the “Lease”).

B.           At the time that Landlord and Tenant entered into the Lease, Landlord had not completed any site development work, and Tenant had not designed Tenant’s building, which was to constitute a part of the premises, nor had Tenant obtained any permits for construction of that building.  As of the time this Amendment is being executed, however, Landlord has substantially completed its site development work and Tenant has designed and constructed its building.

C.           Accordingly, Landlord and Tenant have decided to modify certain of the terms of the Lease to reflect certain negotiated changes and to eliminate from the Lease certain provisions which related to the time period prior to the design, permitting and construction of the building.

AGREEMENTS

In consideration of the foregoing, Ten Dollars ($10.00) and other good and valuable consideration, Landlord and Tenant hereby amend the Lease as follows:

1.           Landlord and Tenant agree that all references in the Lease to the “Possession Date”, the “Plan Approval Date”, the “Construction Commencement Date”, the “Permits”, the “Approvals”, and the “Site Plan Approval” are deleted, as such terms are not necessary, in light of the fact that construction of the Tenant’s building is complete.  Without limiting the generality of the foregoing, the termination options afforded the parties in Sections 3.1, 3.2 and 3.5 of the Lease are hereby deleted.  For purposes of Article 24 of the Lease, the Possession Date shall be June 1, 2006.

2.           The “Premises”, as described in Section 1.1(a) of the Lease, contains approximately 36,088 square feet.  The “Building Area”, as described in Section 1.1(b) of the Lease, contains approximately 3,000 square feet.  The Tenant pays real estate taxes on approximately 36,088 square feet of the “Tax Parcel”, as described in Section 1.1(c) of the Lease — which includes the “Building Area” tax burden.  The blank in the second line of Section 2.1 of the Lease shall be completed with “36,088”.  Exhibit A attached to this Amendment shall be deemed to be “Exhibit A”, as described in the Lease.

3.           Section 1.1(l) of the Lease, relating to the “Rent Commencement Date”, shall be deleted and replaced with the following: “October 2, 2006”, but Tenant’s obligation to pay Rent shall be subject to the following provisions:

Landlord and Tenant have agreed to resolve certain issues that arose during construction of Landlord’s Work by (i) having Tenant agree to assume the responsibility for doing certain work required by Comcast, and (ii) by having Landlord agree to abate the first Nineteen Thousand Eight Hundred Eighty-seven Dollars Fifty Cents ($19,887.50) of Basic Rental, which would otherwise be due under the Lease.  Accordingly, and notwithstanding anything to the contrary contained in the Lease or in this Amendment, Tenant shall not be required to pay the first Nineteen Thousand Eight Hundred Eighty-seven Dollars Fifty Cents ($19,887.50) of Basic Rent (such amount having been permanently abated).

After Tenant has been given credit for the permanent rental abatement in the amount of Nineteen Thousand Eight Hundred Eighty-seven Dollars Fifty Cents ($19,887.50), as described above, then Landlord shall apply the advance rent, Landlord is currently holding, in the amount of Fifty Thousand Dollars ($50,000.00) to the next Fifty Thousand Dollars ($50,000.00) of Basic Rent due from Tenant under the Lease.  Tenant shall commence making actual cash payments of Basic Rent to Landlord after the first Sixty-nine Thousand Eight Hundred Eighty-seven Dollars Fifty Cents ($69,887.50) of Basic Rent has been satisfied, by virtue of the abatement and application of advance rent, as described above.

4.           The phrase “(150 days after the Possession Date or the date Tenant opens for business, whichever is earlier)” is deleted from Section 4.1 of the Lease.

5.           Exhibit B-1 attached to this Amendment shall be deemed to be “Exhibit B-1”, as described in the Lease.  Tenant shall be entitled to install signage substantially conforming to Exhibit B-1, Exhibit B-2 attached to this Amendment shall be deemed to be “Exhibit B-2”, as described in the Lease.  “Tenant’s Plans”, as described in the Lease, shall be those plans and specifications described in Exhibit B-2.  The Landlord hereby approves Tenant’s Plans.

6.           Landlord and Tenant agree that each has commenced and substantially completed the work they were to perform under the Lease and that any requirement contained in the Lease that Tenant or Landlord complete specified work by a specified date or by a certain number of days after the happening of a specified event is hereby deleted.

7.           The phrase “[insert any applicable local governmental guidelines]” in Section 3.4 is deleted and replaced with “applicable Howard County, Maryland, governmental guidelines.”

8.           The blank in Section 4.4 of the Lease shall be filled in with “the Rent Commencement Date”.

9.           On or before the date which is thirty (30) days after the date of this Amendment, Landlord shall provide to Tenant a Non-Disturbance Agreement from any and all lenders holding a Deed of Trust, Mortgage, or other lien or security interest affecting any or all of the Premises, providing that in the event of foreclosure or other transfer of title to the Premises, or any part thereof, the Lease shall not be terminated, and Tenant’s right of possession to the Premises shall not be disturbed, unless Tenant is in default beyond the expiration of any applicable notice or cure period.  Such Non-Disturbance Agreement must be in form and content reasonably acceptable to Tenant.

10.           Notwithstanding anything to the contrary contained in the Lease:

•           Landlord’s rights with respect to the design and construction of and subsequent modifications or additions to the Center, including the common areas of the Center, as well as Landlord’s administration of the operation of the Center, shall not be undertaken so as to materially adversely affect Tenant or the operation of Tenant’s business at the Premise.

•           The words “Subject to Section 2.2” are deleted from Section 2.3 of the Lease.

•           The reference in Section 2.5 of the Lease to “October 31, 2005” shall be changed to “November 30, 2005”.

•           The reference to “Lease Commencement Date” whenever it appears in the second sentence of the last paragraph of Section 4.2 of the Lease is deleted and replaced, in each instance, with “Rent Commencement Date”.

•           Section 4.3 of the Lease is deleted and replaced with the following:

All amounts which Tenant is required to pay under this Lease (other than Basic Rental) are “Additional Rent” payable with the next Monthly Basic Rent installment due (except as otherwise provided).  All sums not paid when due hereunder shall bear interest from the tenth (10th) day after the due date thereof at the rate of three percent (3%) over the floating annual rate of interest which is published from time in The Wall Street Journal listing of money rates as the “Prime Rate” (or the highest such rate if more than one is quoted).  If at any time the The Wall Street Journal no longer establishes and declares the “Prime Rate”, the Landlord shall choose another prime rate, provided that such other prime rate is reasonably comparable.  “Basic Rent” and “Additional Rent” are sometimes hereinafter referred to collectively as “Rent”.

•           Tenant shall have the right to restrict parking within the Premises, which shall include, without limitation, designating reserved parking spaces and removing any and all vehicles which do not comply with such designation.

•           The words “as used in this Lease shall mean” shall be added after “‘Common Area Costs’” at the beginning of the second sentence of Section 6.1 of the Lease.

•           Notwithstanding anything to the contrary contained in the Lease, Tenant shall be responsible only for snow removal on the Premises and the remaining tenants of the Center shall be responsible for snow removal on their leased premises.  Landlord shall be responsible only for snow removal on the Common Areas and Common Area Costs, with respect to snow removal, shall include only those costs incurred by Landlord in connection with snow removal from the Common Areas of the Center.

•           The word “rentable” shall be inserted before the words “square feet” in the first sentence of Section 6.2 of the Lease.

•           Until such time as buildings are constructed on the remaining two (2) building pads in the Center, Tenant’s Proportionate Share of CAM shall not be more than: until the first additional building is built, Thirty-three and a Third percent (33⅓%) of Common Area Costs and until the second such building is built, Fifty percent (50%) of Common Area Costs.

•           The last sentence of Section 8.1 of the Lease is deleted.

•           Section 8.2 of the Lease is deleted.

•           The word “community” is deleted from Section 8.3 and from Section 10.3 of the Lease.

•           Unless Tenant elects to do so, Tenant shall not be required to remove night depositories, alarm and security systems, vaults, safes, safe deposit boxes, teller’s cages, etc., upon the expiration or earlier termination of the Lease and the same may remain on the Premises.

•           Tenant’s obligation to surrender the Premises on the Termination Date shall be subject to ordinary wear and tear and damage by fire and other casualty.

•           The Landlord agrees not to unreasonably withhold approval of any signage, advertising matter, decoration, lettering or similar thing.

•           Under no circumstance will Tenant be obligated to indemnify Landlord for anything resulting from the negligence, willful misconduct or intentional act or omission of the Landlord or the Landlord’s agents, servants or employees.

•           The following sentence shall be added at the end of Section 12.2 of the Lease:

Notwithstanding anything to the contrary contained elsewhere in this Section 12.2, Tenant shall not be required to subordinate its interest in this Lease, and the foregoing provisions shall not be self-operative, unless such subordination is coupled with a non-disturbance agreement, whereby, in the event of foreclosure or sale pursuant to the superior instrument, this Lease shall not be terminated, nor shall Tenant’s right of possession be disturbed, unless Tenant is in default beyond the expiration of applicable grace or cure periods.

•           So long as the Premises continue to be used as a bank or other financial institution, Tenant shall be permitted to assign the Lease or sublet all or any portion of the Premises to a parent or subsidiary or other affiliate of Tenant or in connection with the sale of this particular branch or of substantially all the assets or ownership interest in Tenant.

•           Notwithstanding anything to the contrary contained in Article 14 of the Lease, Landlord shall not have any statutory or other lien on or any security interest in any property on the Premises which is not owned by the Tenant.  The property excluded from the Landlord’s lien and security interest shall include, but not be limited to, the contents of any safe deposit boxes and any cash or other funds on deposit.

•           Section 15.4 of the Lease is deleted.

•           The following Section 16.7 is added to the Lease:

Notwithstanding anything to the contrary contained above in this Article 16, Tenant, in all events, shall be entitled, free of any claim of Landlord, to all of Tenant’s relocation and business interruption and similar expenses and compensation as may be obtained in any condemnation or eminent domain proceeding.

•           Section 17.1(d) of the Lease is deleted and is replaced with the following: “Tenant shall abandon all or a substantial portion of the Premises”.  The words “or bond” are added after the word “discharge” in Section 17.1(e) of the Lease.

•           So long as the Premises is being used as a bank, the Landlord shall not be permitted to alter locks and security devices at the Premises and any access by Landlord into the Premises shall be undertaken with due recognition of the fact that the Premises is being used as a bank.

•           The words “as the same become due in accordance with the terms of this Lease” shall be added after the word “plus” and the parenthetical “(but only to the extent of Base Rent)” shall be deleted from the first sentence of Section 17.4 of the Lease.

•           The words “or defend” shall be added after the word “institute” and the words “or defending against the collection of shall be added after the word “collecting” in the second sentence of Section 17.5 of the Lease.

•           The last sentence of Section 17.6 of the Lease is deleted and replaced with the following: “Tenant and Landlord further agree that forbearance by Landlord or Tenant to enforce its rights pursuant to the Lease at law or in equity, shall not be a waiver of Landlord’s of Tenant’s right to enforce one or more of its rights in connection with any subsequent defaults.”

•           The first paragraph of Section 17.12 of the Lease is deleted in its entirety and is replaced with the following:

LANDLORD, TENANT AND ANY GUARANTORS OF THIS LEASE WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE LANDLORD-TENANT RELATIONSHIP, TENANT’S USE OR OCCUPANCY OF THE PREMISES OR ANY CLAIM OF INJURY OR DAMAGE.  LANDLORD, TENANT AND ANY GUARANTORS OF THIS LEASE WAIVE ANY OBJECTION TO THE VENUE OF ANY ACTION FILED IN ANY COURT SITUATED IN THE JURISDICTION IN WHICH THE CENTER IS LOCATED AND WAIVE ANY RIGHT UNDER THE DOCTRINE OF FORUM NON CONVENIENS OR OTHERWISE, TO TRANSFER ANY SUCH ACTION FILED INA NY SUCH COURT TO ANY OTHER COURT.

•           The words “and Additional Rent” are deleted wherever they appear in Section 21.1 of the Lease.

•           The words “or unless, pursuant to that section, Landlord’s approval was not required” shall be added after “13.1” in Section 21.2 of the Lease.

•           The words “Landlord or anyone claiming by, through or under” shall be added before the word “Landlord” in Article 22 of the Lease.

•           In Section 23.7(b) “Except as otherwise expressly set forth elsewhere in this Lease, all notices required or permitted to be given shall be in writing.” shall be added and notices shall be deemed delivered the first “business” day after delivery to federal express and the proper zip code for copies to Frank C.  Bonaventure, Jr. is “21202-1643”.

•           Sections 23.17 and 23.18 are deleted from the Lease.

•           Paragraphs 3, 5, 6, 8, 9, 11 and 12 of the rules and regulations set forth on Exhibit C to the Lease are deleted.

•           The words “beyond the expiration of any applicable grace or cure period” are added after the words “Provided Tenant is not in default of any of its obligations under the Lease,” in the third paragraph of Rider No. 1 to Commercial Lease Agreement.

•           In paragraph numbered “3” in Rider No. 1 to Commercial Lease Agreement, the reference to “ten (10) business days” is deleted and is replaced with “twenty (20) business days”.

12.           Capitalized terms not defined in this Amendment shall have the meanings ascribed to those terms in the Lease.  Except as set forth herein, the Lease remains in full force and effect and unmodified.  The provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first written above.

WITNESS:	HOPKINS STATION GENERAL PARTNERSHIP
	By:	Hopkins Station Limited Partnership
Managing Member

		By:	(SEAL)
John F. Liparini
General Partner

HOWARD BANK

	By:		(SEAL)
Mary Ann Scully
President and Chief Executive Officer

EXHIBIT A
(Depiction of Center and Premises)

EXHIBIT A TO GROUND LEASE AMENDMENT

SITE PLAN DESIGN NOTES & KEY PLAN
PREMISES -
JOHNS HOPKINS ROAD
OLD COLUMBIA ROAD
PART OF LOT 1 REVISION PLAT OF PRICE FARMS PLAT NO. 9252
LANDS N/T HOPKINS STATION GENERAL PARTNERSHIP LIBER 3095 FOLIO 39 & LIBER 7004 FOLIO 653 MAP 41 GRID 22 PARCEL 425 ZONED B-2 (BUSINESS GENERAL) "UNDER CONSTRUCTION"
LANDS N/T JAMES ALAN PRICE LIBER 5208 FOLIO 489 JAMES ALAN PRICE, TR., OF THE MILDRED B. PRICE FAMILY LIVING TRUST LIBER 5208 FOLIO 484 MAP 41 GRID 22 PARCEL 128 ZONED RR-400-3 (RESIDENTIAL)
GRAPHIC SCALE
MISS UTILITY
SITE PLAN
BOHLER ENGINEERING, P.C.

EXHIBIT B-1
(Sign Criteria)

Any such signage as complies with Howard County, Maryland, requirements from time to time.

EXHIBIT B-2
(Tenant’s Plans)

Plans dated May 23, 2005, prepared by R. W. Larson, Architect, for Howard Bank branch located at 10985 Johns Hopkins Road, Laurel, Maryland.